UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Base Salaries

On February 12, 2015, the Board of Directors (the “Board”) of AcelRx Pharmaceuticals, Inc. (the “Company”) approved the 2015 base salaries (effective retroactively to January 1, 2015) for certain of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission, the “NEOs”) in the amounts set forth in the table below.

Named Executive Officer	2015 Base Salary

Richard A. King, Chief Executive Officer	$490,000

Timothy E. Morris, Chief Financial Officer	$386,500

Pamela P. Palmer, M.D., Ph.D., Chief Medical Officer	$438,000

Badri Dasu, Chief Engineering Officer	$321,000

Lawrence G. Hamel, Chief Development Officer	$321,000

Bonus Payments

On February 12, 2015, the Board approved bonus payments for 2014 performance for certain of the NEOs in the amount set forth in the table below, in accordance with the Company’s established 2014 Cash Bonus Plan.

Named Executive Officer	2014 Bonus

Richard A. King, Chief Executive Officer	$91,875

Timothy E. Morris, Chief Financial Officer	$70,137

Pamela P. Palmer, M.D., Ph.D., Chief Medical Officer	$104,987

Badri Dasu, Chief Engineering Officer	$67,867

Lawrence G. Hamel, Chief Development Officer	$65,695

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2015	ACELRX PHARMACEUTICALS, INC.
	By:	/s/ Timothy E. Morris
Timothy E. Morris
Chief Financial Officer